As filed with the Securities and Exchange Commission on March 18, 1998
                                                 Registration No. 333-__________

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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                -------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                          Under The Securities Act of 1933

                                -------------------

                                 REHABILICARE INC.
               (Exact name of registrant as specified in its charter)

          MINNESOTA                                  41-0985318
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                                 1811 OLD HIGHWAY 8
                           NEW BRIGHTON, MINNESOTA 55112
                (Address of principal executive offices) (Zip Code)

                    REHABILICARE INC. 1998 STOCK INCENTIVE PLAN;
                 REHABILICARE INC. 1988 RESTATED STOCK OPTION PLAN;
               STAODYN, INC. 1992 STOCK OPTION PLAN, AS AMENDED; AND
          STAODYNAMICS, INC. 1982 INCENTIVE STOCK OPTION PLAN, AS AMENDED
                             (Full title of the plans)

                                  DAVID B. KAYSEN
                              CHIEF EXECUTIVE OFFICER
                                 REHABILICARE INC.
                                 1811 OLD HIGHWAY 8
                           NEW BRIGHTON, MINNESOTA 55112
                      (Name and address of agent for service)

                                   (612) 631-0590
           (Telephone number, including area code, of agent for service)

                                    ------------

                                      Copy to:
                                  THOMAS O. MARTIN
                                DORSEY & WHITNEY LLP
                               220 SOUTH SIXTH STREET
                            MINNEAPOLIS, MINNESOTA 55402

                          CALCULATION OF REGISTRATION FEE

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                                      Proposed         Proposed
 Title of                             maximum          maximum
securities            Amount to       offering         aggregate      Amount of
  to be                  be           price per        offering     registration
registered            Registered      share(1)         price(1)          fee

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
Common Stock ($.10
par value)          1,033,083 shares   $3.03125       $3,131,532.84  $925.00

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(1)       Estimated as provided in Rule 457(c) solely for the purpose of calculating the registration fee. The proposed maximum offering price is based upon the closing price of the Common Stock quoted on the Nasdaq National Market for March 13, 1998.

          This Registration Statement relates to the registration of 1,033,083 shares of Common Stock, $.10 par value (the "Common Stock"), of Rehabilicare Inc. (the "Company") under certain of the Company's employee benefit plans. Specifically, this Registration Statement registers 400,000 shares of the Company's Common Stock under the Rehabilicare Inc. 1998 Stock Incentive Plan; 250,000 additional shares of the Company's Common Stock under the Rehabilicare Inc. 1988 Restated Stock Option Plan (see paragraph below); 327,583 shares of the Company's Common Stock under the Staodyn, Inc. 1992 Stock Option Plan, as amended; and 55,500 shares of the Company's Common Stock under the Staodynamics, Inc. 1982 Incentive Stock Option Plan, as amended (collectively, the "Plans"). The Staodyn, Inc. 1992 Stock Option Plan, as amended, and the Staodynamics, Inc. 1982 Incentive Stock Option Plan, as amended, and the outstanding options thereunder were assumed by the Company pursuant to the merger of Staodyn, Inc. with and into a wholly owned subsidiary of the Company on March 17, 1998.

          Pursuant to General Instruction E to Form S-8, this Registration Statement includes the registration of 250,000 additional shares of the Company's Common Stock under the Rehabilicare Inc. 1988 Restated Stock Option Plan (formerly known as the Medical Devices, Inc. 1988 Restated Stock Option
Plan), a stock-based employee benefit plan for which the Company registered 225,000 shares of Common Stock under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 7, 1993 (Registration No. 33-63962), and 345,000 shares of Common Stock under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 13, 1988 (Registration No. 33-26053). The contents of such Registration Statements, including post-effective amendments thereto, are incorporated herein by reference.

                                      PART II.
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed by Rehabilicare Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's Annual Report on Form 10-KSB, including any amendments thereto, for the fiscal year ended June 30, 1997;

          (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1997 and December 31, 1997; and

          (c) The description of the Company's Common Stock contained in the Company's Registration Statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed to update such description filed subsequent to the date hereof and prior to the termination of the offering of the Common Stock offered hereby.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

          The Company's Bylaws provide for the indemnification of members of the Board of Directors and the Company's officers for certain liabilities and costs incurred by them in connection with the performance of their duties, including the administration of the Plans. This indemnification may include indemnification for liabilities arising under the Securities Act of 1933.

          The Company maintains a directors' and officers' insurance policy.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

Item 8.   EXHIBITS.

          5.1   Opinion of Dorsey & Whitney LLP

          23.1  Consent of Price Waterhouse LLP

          23.2  Consent of Arthur Andersen LLP

          23.3  Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

          24.1 Powers of Attorney (included on the signature page to this Registration Statement)

Item 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (b) To reflect in the prospectus any facts or events arising after the effective date hereof (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed herein or any material change to such information herein;

provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brighton, State of Minnesota on this 17th day of March, 1998.

                                        REHABILICARE INC.



                                        By:  /s/  David B. Kaysen
                                           --------------------------------
                                             David B. Kaysen
                                             Chief Executive Officer

                                  POWER OF ATTORNEY

          The officers and directors of Rehabilicare Inc., whose signatures appear below, hereby constitute and appoint David B. Kaysen and W. Glen Winchell, and each of them (with full power to each of them to act alone), the true and lawful attorney-in-fact to sign and execute on behalf of the undersigned, any amendment or amendments to this Registration Statement on Form S-8 of Rehabilicare Inc., and each of the undersigned does hereby ratify and confirm all that said attorneys shall do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Title                       Date
          ---------                      -----                       ----

By  /s/ David B. Kaysen     President, Chief Executive Officer   March 17, 1998
   -----------------------  and Director
   David B. Kaysen          (principal executive officer)

By  /s/ W. Glen Winchell    Vice President of Finance            March 17, 1998
   -----------------------  (principal financial and
   W. Glen Winchell         accounting officer)

By  /s/ Robert C. Wingrove  Chairman and Chief and               March 17, 1998
   -----------------------  Technical Officer
   Robert C. Wingrove

By  /s/ John H. P. Maley    Director                             March 17, 1998
   -----------------------
   John H. P. Maley

By  /s/ Richard E. Jahnke   Director                             March 17, 1998
   -----------------------
   Richard E. Jahnke

By  /s/ Frederick H. Ayers  Director                             March 17, 1998
   -----------------------
   Frederick H. Ayers

By  /s/ W. Bayne Gibson     Director                             March 17, 1998
   -----------------------
   W. Bayne Gibson